UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 16, 2006

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

2006

On February 14, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of MDU Resources Group, Inc. (the "Company") established 2006 annual award opportunities for the executive officers who will be named executive officers ("NEOs") in the proxy statement for the 2006 Annual Meeting of Stockholders. The Board approved the award opportunities at its meeting on February 16, 2006. Filed herewith as Exhibit 10.1 and incorporated herein by reference is the 2006 NEO Annual Award Opportunity Chart.

Executive officers may receive annual cash incentive awards based upon achievement of annual performance measures with a threshold, target and maximum level. A target incentive award is established based upon the position level and actual base salary, or in the Committee’s discretion, the assigned salary grade market value. Actual payment may range from zero to 200% of the target based upon achievement of corporate goals and individual performance.

Participants who retire, die or become disabled during the year remain eligible to receive an award. Subject to the Committee’s discretion, participants who terminate employment for other reasons are not eligible for an award. The Committee has full discretion to determine the extent to which goals have been achieved, the payment level, whether any final payment will be made and whether to adjust awards.

Mr. White's and Mr. Hildestad's 2006 awards were made pursuant to the 1997 Executive Long-Term Incentive Plan. The performance goals for 2006 for Mr. White and Mr. Hildestad are (i) budgeted earnings per share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%), with respect to the Company. Achievement of budgeted levels of earnings per share and return on invested capital would result in a potential award of 100% of the target amount. Achievement of less than 85% would result in no payment, while achievement of 115% would result in a payment of 200% of the target amount. Filed herewith as Exhibit 10.2 is the MDU Resources Group, Inc. 1997 Executive Long-Term Incentive Plan Performance Share Award Agreement.

Mr. Castleberry’s 2006 award for the two-month period of January and February will be based on the WBI Holdings, Inc. Executive Incentive Compensation Plan, payments under which will be based upon (i) WBI Holdings, Inc. budgeted earnings per allocated share achieved (weighted 50%) and (ii) WBI Holdings, Inc. budgeted return on invested capital achieved (weighted 50%). Mr. Castleberry's 2006 award for the ten-month period of March through December was made pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan based upon (i) budgeted earnings per share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%). Achievement of budgeted levels of earnings per share and return on invested capital would result in a potential award of 100% of the target amount. Achievement of less than 85% would result in no payment, while achievement of 115% would result in a payment of 200% of the target amount. Mr. Castleberry is also being provided a one time performance bonus relating to financial improvements and/or efficiency gains in the functions that he will manage as Executive Vice President - Administration.  Payment will range from $0.00 to $250,000, depending on actual results versus performance measures.  In addition, if Mr. Castleberry’s future pension benefit payment or  supplemental income security plan excess payment is less than he would be entitled to receive if he separated from employment on a March 3, 2006, the Company will make a supplemental payment from the general assets of the Company for the shortfall.

Mr. Imsdahl's 2006 award was made pursuant to the Montana-Dakota Utilities Co. Executive Incentive Compensation Plan, based upon (i) budgeted earnings per allocated share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%). Achievement of budgeted levels of earnings per allocated share and return on invested capital would result in a potential award of 100% of the target amount. Achievement of less than 85% would result in no payment, while achievement of 115% would result in a payment of 200% of the target amount.

Mr. Robinson received no award because of his retirement.

The Committee also approved limiting EICP payments above the targeted incentive amounts at the major business units, which include Montana-Dakota Utilities Co. and WBI Holdings, Inc. The limitation restricts total payments at the major business units to ensure that only a portion of incremental earnings above budget will be paid to EICP participants.

Amendment of Plan

On February 16, 2006, the Board amended the 1997 Executive Long-Term Incentive Plan, subject to shareholder approval at the Annual Meeting of Stockholders to be held on April 25, 2006, to (i) change the name of the plan to the “Long-Term Performance-Based Incentive Plan,” (ii) extend the term of the plan until all shares subject to the plan have been issued, (iii) add minimum vesting requirements for full value awards (awards other than stock options or stock appreciation rights) and (iv) make other non-material changes.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Martin A. White, the Chairman of the Board and Chief Executive Officer of MDU Resources Group, Inc., will be retiring as a Director and an Officer following the regular August 2006 meeting of the Board of Directors. Mr. White will be retiring in accordance with the mandatory retirement provisions in the Company’s Bylaws.  The Company Bylaws provide that Mr. White as a “high ranking executive” is ineligible to serve as a Director and Officer beyond the first regular meeting of the Board after the date he reaches age 65.

Robert L. Nance will also be retiring as a Director of the Company following the regular August 2006 meeting of the Board of Directors in accordance with the mandatory retirement provisions in the Company’s Bylaws. Mr. Nance as a non-employee Director is ineligible under the Company Bylaws to continue to serve beyond the first regular meeting of the Board after the date he reaches age 70.

Item 8.01 Other Events.

John K. Castleberry, 51, chief executive officer of WBI Holdings, Inc., will become executive vice president of administration for MDU Resources Group, Inc., effective March 4, 2006. Mr. Castleberry has been with the Company for 24 years.

Steven L. Bietz, 47, president of WBI Holdings, Inc., has been named to the additional position of chief executive officer of WBI Holdings effective March 4, 2006. Mr. Bietz has been with the Company for 25 years.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. 2006 NEO Annual Award Opportunity Chart
10.2	MDU Resources Group, Inc. 1997 Executive Long-Term Incentive Plan Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU RESOURCES GROUP, INC.

Date February 23, 2006	By /s/ VERNON A. RAILE
Vernon A. Raile
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. 2006 NEO Annual Award Opportunity Chart
10.2	MDU Resources Group, Inc. 1997 Executive Long-Term Incentive Plan Award Agreement